INVESTOR RELATIONS AGREEMENT

THIS INVESTOR RELATIONS AGREEMENT (“Agreement”) is made and entered into in duplicate effective this 1st day of January, 2007 (“Effective Date”), by and among MICRON ENVIRO SYSTEMS, INC., a Nevada corporation of 789 West Pender Street, Suite 1205, Vancouver, British Columbia, Canada V6C 1H2 (“Corporation”), and Jason Gigliotti, of #328 West 22nd Street, North Vancouver, British Columbia, Canada  V7M 2A4 (“Consultant”).

1.  Term of Agreement.  The respective duties and obligations of the parties shall commence on the Effective Date and shall continue for a period of twelve (12) months or until terminated by either of the parties as specified below.  In the event either party to this Agreement desires to terminate this Agreement prior to expiration of that twelve (12) month period, that party shall provide to the other party notice of that party’s intention to so terminate this Agreement, and which notice shall specify the date of termination of this Agreement; provided, however, that such date of termination shall not be sooner than thirty (30) days after the date that such notice is given to such other party.

            2.  Consultations.  The Consultant shall make itself available to consult with the directors and the officers of the Corporation, at reasonable times, concerning any issue of importance regarding certain opportunities available to the Corporation and other relevant matters relating to the business of the Corporation. Specifically, it is anticipated that the Consultant shall (i) assist the directors and officers in the preparation, filing and distribution of relevant information; (ii) assist the directors and officers regarding communications and correspondence; and (iii) such other services as agreed. (“Services”)

3.  Compensation.  In consideration and compensation for the provision of the Services, the Corporation shall issue to the Consultant four hundred thousand (400,000) of the Corporation’s common stock and the certificate for those shares shall specify the typical Rule 144 legend.

4.  Management Power of the Consultant.  The business affairs of the Corporation and the operation of business of the Corporation shall be conducted by the officers, administrative staff and employees of the Corporation. It is not the intention of the Corporation to grant or delegate to the Consultant, and the Corporation does not hereby grant or delegate to the Consultant any power of direction, management, supervision and control of the administrative staff or other employees of the Corporation.

5.  Consultant to Act as Agent.  From time to time, the Corporation may deem it advisable to enter into agreements with various persons.  Regarding those agreements, the Consultant shall be, and hereby is, designated as an agent of the Corporation for the purpose of negotiating the terms and conditions of those agreements.  The Consultant, however, shall not obligate the Corporation to any such agreement without first obtaining the approval of the terms and conditions of any such agreement from the Board of Directors of the Corporation.

6.  Confidential Information and Trade Secrets.

a.

In the course of the discharge of the Consultant’s duties to the Corporation, as a result of Consultant’s relationship with the Corporation, the Consultant shall have access to, and become acquainted with, information concerning the business of the Corporation, including, but not necessarily limited to, financial, personnel, credit, sales, planning and other information which is owned by the Corporation and used regularly in the operation of the business of the Corporation, and this information constitutes trade secrets of the Corporation.

b.

During the term of this Agreement and at all times thereafter, the Consultant shall not disclose any such trade secrets, directly or indirectly, to any other person or use those secrets in any way, except as is required to carry out, perform and effectuate the services contemplated by the provisions of this Agreement.

c.

The sale or unauthorized use or disclosure of any of the Corporation’s trade secrets obtained by the Consultant during the Consultant’s relationship with the Corporation, including information concerning the Corporation’s current or any future or proposed transactions, services, or products, the facts that any such transactions, services, or products are planned, being considered or in process, as well as any descriptions thereof, constitute unfair competition. The Consultant shall not engage in any unfair competition with the Corporation, either during the term of this Agreement or at any time thereafter.

d.

All files, discs, documents, writings, records, drawings, specifications, equipment and similar items relating to the business of the Corporation are, and shall remain, exclusively the property of Client.

7.  Ownership of Books, Records, and Papers.

a.

All records of the accounts of customers, debtors, service providers, suppliers, distributors, clients, and any other records and books relating in any manner whatsoever to the conduct of the Corporation’s business during the term of this Agreement, whether prepared by the Consultant or otherwise coming into the Consultant’s possession, shall be the exclusive property of the Corporation.

b.

All such books and records shall be returned immediately to the Corporation by  the Consultant on any termination of this Agreement.

8.  Registration Status of Consultant.  The Consultant is not engaged in the business of effecting transactions in securities for the accounts of others. The Consultant is not registered with any agency as a broker-dealer, investment advisor or investment manager, and, as a result, is precluded by law from providing to the Corporation services which would be considered to be those of a broker-dealer, investment advisor or investment manager in connection with the placement, offer or sale of securities of the Corporation. None of the services to be provided by the Consultant pursuant to the provisions of this Agreement are intended to be or shall be construed as offering or selling securities, or providing investment, legal or tax advice.

9.  Services of Consultant Not Exclusive.  The Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant’s sole and absolute discretion, determines to be necessary or appropriate.

10.  Employment of Assistants.  If it is necessary for the Consultant to have the aid of assistants or the services of other person, in order to perform the duties and obligations required of the Consultant pursuant to this Agreement, the Consultant may from time to time, employ, engage or retain the services of such other person, with the Corporations prior written consent.

11.  Relationship Created.  The Consultant is not an employee of the Corporation for any purpose whatsoever, but the Consultant is an independent contractor.  The Corporation is interested only in the results obtained by the Consultant, who shall have the sole and exclusive control of the manner and means of performing pursuant to this Agreement.  The Corporation shall not have the right to require the Consultant to collect accounts, investigate customer or shareholder complaints, attend meetings, periodically report to the Corporation, follow prescribed itineraries, keep records of business transacted, make adjustments, conform to particular policies of the Corporation, or do anything else which would jeopardize the relationship of independent contractor among the Corporation and the Consultant. All expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, office, clerical and general administrative expenses, that may be incurred by the Consultant in connection with this Agreement shall be borne and paid wholly and completely by the Consultant, and the Corporation shall not be in any way responsible or liable therefor.

12.  Indemnification.  Each party shall save the other party harmless from and against and shall indemnify the other party for any liability, loss, costs, expenses, or damages however caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of such party or any of such party’s agents, employees, or other representatives, and, such party shall pay any and all amounts to be paid or discharged in case of an action or any such liability less costs, expenses, or damages.  If either party is sued in any court for damages by reason of any of the acts of the other party referred to in this paragraph, such other party shall defend said action (or cause same to be defended) at such other party’s own expense and shall pay and discharge any judgment that may be rendered in any such action; if such other party fails or neglects to so defend in said action, the party sued may defend the same and any expenses, including reasonable attorneys’ fees, which such party may pay or incur in defending said action and the amount of any judgment which such party may be required to pay as a result of said action shall be promptly reimbursed upon demand. The indemnification specified by the provisions of this section shall survive the termination of this Agreement.

13.  Governmental Rules and Regulations.  The provisions of this Agreement and the relationship contemplated by the provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that relationship.

14.  Entire Agreement.  This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement.

15.  Number and Gender.  Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, joint venture, governmental agency, sole proprietorship, political subdivision, company, congregation, organization, fraternal order, club, league, society, municipality, association, joint stock company, partnership or other form of entity.

16.  Execution in Counterparts.  This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution.  All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

17.  Assignability.  Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party.  In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by, the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

18.  Severability.  In the event any part of this Agreement or the subject matter of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion or subject matter of this Agreement, which remaining portion or subject matter shall remain in full force and effect as if this Agreement had been executed with the invalid portion or subject matter thereof eliminated.  It is hereby declared the intention of the parties that they would have executed the remaining portion or subject matter of this Agreement without including any such part, parts, portion or subject matter which, for any reasons, may be hereafter determined to be invalid.

19.  Captions and Interpretations.  Captions of the sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement.  The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party.  Each party and counsel for such party have reviewed this Agreement.  The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.

20.  Modification.  No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties.

21.  Further Assurances.  The parties shall from time to time sign and deliver any additional instruments and take any additional actions as may be necessary to effectuate the intent and purposes of this Agreement.

22.  Successors and Assigns.  This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties.  Nothing specified in this section, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

23.  Survival of Representations and Warranties.  All representations and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement.  The representations and warranties specified in this Agreement shall survive the termination of this Agreement and shall survive any investigation by either party whether before or after the execution of this Agreement.

24.  Concurrent Remedies.  No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.  The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

25.  Governing Law. This Agreement shall be deemed to have been entered into in the City of Vancouver, Province of British Columbia, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the Province of British Columbia, without regard to conflicts of law principles.  Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the City of Vancouver, Province of British Columbia.  No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Agreement shall be commenced or prosecuted in any jurisdiction other than the Province of British Columbia, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void.  Each party hereby consents expressly to the jurisdiction of any court located within the Province of British Columbia and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

26.  Consent to Agreement.  By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.  Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical.  Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.

MICRON ENVIRO SYSTEMS, INC.,

CONSULTANT

a Nevada corporation

Per:

/s/ Bernard McDougall

/s/ Jason Gigliotti

__________________

____________________

Authorized Signatory

Jason Gigliotti